CHRISTIE'S

AUCTION INVOICE

Account Address
Masterworks Gallery LLC as agent for Masterworks Cayman SPC o/b/o its Gallery Segregated Portf
225 Liberty Street
29th Floor
New York, NY 10281
United States

Invoice Number	DB 22012803
Date	13/10/2022
Account Number	[***]
Paddle Number	874

Sale Number 20666 **Sale Title** 20th/21st Century: Evening Sale **Sale Date** 13/10/2022

Lot	Description	Transaction	Amount	Key	VAT%	VAT	Total Amount
33	STANLEY WHITNEY (B. 1946) *Memory Garden* signed, titled and dated '"Memory Garden" 2020 Stanley Whitney' (on the reverse) oil on linen	Hammer Premium Amount in lieu Import Vat 5%	560,000.00 174,720.00 28,000.00	*			762,720.00
		Sub Total					
		Hammer	£ 560,000.00				£ 560,000.00
		Premium	£ 174,720.00				£ 174,720.00
		Amount in lieu Import Vat 5%	£ 28,000.00				£ 28,000.00

Total Amount Due	£ 762,720.00
Due Date	20 October 2022

Notes: Premium is inclusive of VAT and is calculated on the hammer price as follows: 31.2% of the first £700,000, plus 24% of the next £3,800,000, plus 17.4% thereafter.

To arrange collection and to confirm the location of your property, please contact PostSaleUK@Christies.com at least 48 hours beforehand.

02170750

PAYMENT METHODS

Please note: Christie's will not accept payment under this invoice from any party other than the buyer of record. To assist in processing your payment efficiently, please quote your sale, invoice number and account number; these may be found on your invoice.
Payments can be made in the following ways:

Online	Through your online account at www.christies.com/MyChristies or via the 'pay by link' service. For further assistance please contact Post Sale Services.	
Wire Transfer	Lloyds Bank Plc City Office, PO Box 217 72 Lombard Street London, EC3P 3BT A/c No: [***] Sort Code: [***]	For banks asking for a Swift Code please Quote: [***]. For banks asking for an IBAN, (International Bank Account Number) please quote: [***]
Credit and Debit Card	All major credit and debit cards including China Union Pay are accepted. Please refer to the payment section of the buying guide online for further information, which can be found at "www.christies.com/buying-services/buying-guide"	

Payments may be made in person at Christie's or by contacting Post Sale Services.

Email	PostSaleUK@christies.com
Telephone	+44 (0)20 7752 3200
Mail	Christie's Client Service Centre, 8 King Street, St. James's, London SW1Y 6QT

Please see our Conditions of Sale for further information on buying at Christie's which can be found on our website: christies.com
Payment in full must be received in cleared funds before the property is released.

VAT SYMBOLS AND EXPLANATION FOR AUCTIONS

A full explanation can be found at the back of our catalogues.

No Symbol	This is a UK Margin Scheme supply in accordance with S.50A of VATA 1994 and Art. 12 of SI 1995/1268. No VAT is charged on the hammer price. UK VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
†	Lot is subject to standard UK VAT rules and 20% VAT applies on both the hammer price and the buyer's premium. Non-UK buyers must export goods within 90 days from sale date to secure a VAT refund.
ϴ	No UK VAT is payable on the hammer price or the buyer's premium for qualifying printed matter (e.g. books).
*	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 5%. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 30 days from collection but within 90 days from sale date to secure a VAT refund. Good must be exported via a controlled export using 'CPC 3153000'.
Ω	Item imported from outside of the UK and subject to Temporary Admission. An amount in lieu of import tax has been applied to the hammer price at 20. Customs Duty may be charged at the applicable rate. VAT at 20% is charged on the buyer's premium and invoiced on an inclusive basis under UK Margin Scheme rules. Non-UK buyers must export goods within 30 days from collection but within 90 days from sale date to secure a VAT refund. Good must be exported via a controlled export using 'CPC 3153000'.
‡	Wine Invoiced 'out of bond'. Excise Duty as applicable is added to the hammer price and Clearance VAT at 20% is charged on the Duty inclusive hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%. UK VAT Reg buyers must be in possession of a C79 to recover Clearance VAT as input tax. Please contact Christie's Post Sale team with you UK EORI number to arrange the clearance of the goods at 20%.
‡*	Wine invoiced 'in bond'. No Excise Duty or Clearance VAT is charged on the Hammer price. The buyer's premium is invoiced under standard UK VAT rules and VAT is charged at 20%.

02170750

Account No [***]

CHRISTIE'S

Account Address
Masterworks Gallery LLC
225 Liberty Street 29th Floor
New York, NY
USA

Date: 12 October 2022

Sale Title: 20th/21st Century: Evening Sale
Sale Date: 13 October 2022
Lot Number(s): 12, 15, 33

Dear Sir/Madam

We write to set out the extended payment terms which we can offer you if you are the successful bidder in the Sale for the Lot, as follows:

Payment Due Date	Days Post Sale	Instalment Due from you
11 January 2023	**90**	**Hammer Price & All Charges**

If you accept these terms and fail to make payment in accordance with any of the extended due dates set out above then the due date for payment will revert to seven days following the date of the Sale and Christie's rights or remedies will take effect from such date and full payment for the Lot will be due immediately.

This email will override any other communications with you on payment terms. Except for the change in payment terms as set out in this email the Conditions of Sale (which are set out at the back of the Sale catalogue and which you agree to by bidding) will apply to the sale of the Lot in all respects.

These extended payment terms will take effect on receipt by us of your acceptance of these terms by return email.

Yours Sincerely,

Client Operations & Accounting
Christie Manson & Woods Ltd

Christie's Manson & Woods Ltd, 8 King Street, St James's, London SW1Y 6QT
Telephone +44 (0) 20 7839 9000 Fax +44 (0)20 7839 2869 www.christies.com
Registered in England 1128160 VAT Number GB503 3060 06